Exhibit 3.6

CERTIFICATE OF DESIGNATIONS,

RIGHTS AND PREFERENCES OF

SERIES A-1 AND SERIES A-2 REDEEMABLE PREFERRED STOCK AND

SERIES B-1 AND SERIES B-2 REDEEMABLE PREFERRED STOCK

OF @ROAD, INC.

Pursuant to Section 151

of the General Corporation Law

of the State of Delaware

     The undersigned, Krish Panu and James D. Fay, hereby certify that:

     1. They are the duly elected President and Secretary, respectively, of @Road, Inc, a Delaware corporation (the “Corporation”).

     2. Pursuant to the authority contained in Article III of the Second Amended and Restated Certificate of Incorporation of the Corporation and in accordance with Section 151 of the Delaware General Corporation Law, the board of directors of the Corporation has authorized the creation of four series of Preferred Stock of the Corporation having the designations Series A-1 and Series A-2 Redeemable Preferred Stock and Series B-1 and Series B-2 Redeemable Preferred Stock and having the powers, designations, rights and preferences, and the qualifications, limitations and restrictions thereof, as are set forth in Exhibit A hereto and made a part hereof and that the following resolutions were duly adopted by the board of directors of the Corporation:

RESOLVED, that a series of authorized Preferred Stock, $0.001 par value per share, of the Corporation be, and it hereby is, created; that the shares of such series shall be, and they hereby are, designated as “Series A-1 Redeemable Preferred Stock”; that the number of shares constituting such series shall be, and it hereby is, fixed at 44,248; and that the powers, designations, rights and preferences and the qualifications, limitations and restrictions of the shares of such series are as set forth in Exhibit A attached hereto and made a part hereof.

RESOLVED, that a series of authorized Preferred Stock, $0.001 par value per share, of the Corporation be, and it hereby is, created; that the shares of such series shall be, and they hereby are, designated as “Series A-2 Redeemable Preferred Stock”; that the number of shares constituting such series shall be, and it hereby is, fixed at 44,248; and that the powers, designations, rights and preferences and the qualifications, limitations and restrictions of the shares of such series are as set forth in Exhibit A attached hereto and made a part hereof.

RESOLVED, that a series of authorized Preferred Stock, $0.001 par value per share, of the Corporation be, and it hereby is, created; that the shares of such series shall be, and they hereby are, designated as “Series B-1 Redeemable Preferred Stock”; that the number of shares constituting such series shall be, and it hereby is, fixed at 4,868; and that the powers, designations, rights and preferences and the qualifications, limitations and restrictions of the shares of such series are as set forth in Exhibit A attached hereto and made a part hereof.

RESOLVED, that a series of authorized Preferred Stock, $0.001 par value per share, of the Corporation be, and it hereby is, created; that the shares of such series shall be, and they hereby are, designated as “Series B-2 Redeemable Preferred Stock”; that the number of shares constituting such series shall be, and it hereby is, fixed at 4,868; and that the powers, designations, rights and preferences and the qualifications, limitations and restrictions of the shares of such series are as set forth in Exhibit A attached hereto and made a part hereof.

***

2

Executed at Fremont, California on the 18th day of February, 2005.

@ROAD, INC.
/s/ Krish Panu
Krish Panu, President

ATTEST:

/s/ James D. Fay

James D. Fay, Secretary

3

EXHIBIT A

SERIES A-1 AND SERIES A-2 REDEEMABLE PREFERRED STOCK

AND

SERIES B-1 AND SERIES B-2 REDEEMABLE PREFERRED STOCK

     The following sections set forth the powers, designations, rights and preferences, and the qualifications, limitations and restrictions of the Corporation’s Series A-1 Redeemable Preferred Stock, Series A-2 Redeemable Preferred Stock, Series B-1 Redeemable Preferred Stock and Series B-2 Redeemable Preferred Stock.

     Section 1. Designation and Amount. The first series of Preferred Stock shall be designated as “Series A-1 Redeemable Preferred Stock” (the “Series A-1 Preferred Stock”) and the number of shares constituting such series shall be Forty-Four Thousand, Two Hundred Forty Eight (44,248). The second series of Preferred Stock shall be designated as “Series A-2 Redeemable Preferred Stock” (the “Series A-2 Preferred Stock”) and the number of shares constituting such series shall be Forty-Four Thousand, Two Hundred Forty Eight (44,248). The third series of Preferred Stock shall be designated as “Series B-1 Redeemable Preferred Stock” (the “Series B-1 Preferred Stock”) and the number of shares constituting such series shall be Four Thousand, Eight Hundred Sixty Eight (4,868). The fourth series of Preferred Stock shall be designated as “Series B-2 Redeemable Preferred Stock” (the “Series B-2 Preferred Stock”) and the number of shares constituting such series shall be Four Thousand, Eight Hundred Sixty Eight (4,868). The Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B-1 Preferred Stock, and the Series B-2 Preferred Stock are collectively referred to herein as the “Company Preferred Stock.”

     Section 2. Dividends. The holders of shares of Company Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock of the Corporation, at the rate of $6.50 per share per annum on each issued and outstanding share of Company Preferred Stock. Such dividends shall accrue on each share of Company Preferred Stock from the Closing Date, as such date is defined in the Acquisition Agreement, dated as of December 15, 2004 (the “Acquisition Agreement”), by and among the Corporation, Vidus Limited and NV Partners III-BT LP (such date, the “Acquisition Closing Date”) , and shall accrue from day to day (calculated on the basis of a 365-day year), whether or not earned or declared. Such dividends shall be payable when and if declared by the Board of Directors and in connection with the redemption of shares of Company Preferred Stock in accordance with Sections 6 and 7 hereof and shall be cumulative such that, if such dividends in respect of any previous or current annual dividend period shall not have been paid, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock. Any accumulation of unpaid dividends on the Company Preferred Stock shall not bear interest and shall not be compounded. In the event the Corporation shall at any time (whether by merger, amendment, corporate action or otherwise) or from time to time (i) subdivide its outstanding shares of Company Preferred Stock (or any Series of Company Preferred Stock), or (ii) combine its outstanding shares of Company Preferred Stock (or any Series of Company Preferred Stock)

into a smaller number of shares, the dividend rate for each share of Company Preferred Stock (or the relevant Series of Company Preferred Stock) in effect immediately prior to such event shall be proportionately decreased in the case of a subdivision and proportionately increased in the case of a combination. Any adjustment under this Section 2 shall become effective at the time the subdivision or combination becomes effective.

     Section 3. Voting Rights. In addition to any voting rights required by law, the holders of shares of Company Preferred Stock shall have the following voting rights:

     (A) The holders of Company Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation, voting together with the holders of Common Stock as one class. Each share of Company Preferred Stock shall entitle the holder thereof to cast that number of votes as is equal to the quotient (rounded to the nearest whole number) obtained by dividing (x) $50 by (y) the average closing sales price per share of Common Stock (rounded to the nearest whole cent) on the Nasdaq National Market (“Nasdaq”) (as reported in the West Coast edition of The Wall Street Journal, or, if not reported therein, any other authoritative source selected by the Corporation) for the trading day immediately prior to (but excluding) the Acquisition Closing Date; provided, however, that in the event the Corporation shall at any time or from time to time (i) subdivide its outstanding shares of Common Stock, or (ii) combine its outstanding shares of Common Stock into a smaller number of shares, the number of votes to which each share of Company Preferred Stock shall be entitled pursuant to this Section 3(A) immediately prior to such event shall be proportionately decreased in the case of a subdivision and proportionately increased in the case of a combination. Any adjustment under this Section 3(A) shall become effective at the time the subdivision or combination becomes effective.

     (B) Except as otherwise required by applicable law or the Second Amended and Restated Certificate of Incorporation, as amended, the holders of Company Preferred Stock shall have no special voting rights and no vote or consent of any holder thereof shall be required (except to the extent each holder thereof is entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

     Section 4. Liquidation, Dissolution or Winding Up.

     (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Company Preferred Stock shall be entitled to receive out of assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to stockholders, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Company Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation, liquidating distributions in the amount of the applicable Redemption Price (as defined herein) then in effect for the relevant Series of Company Preferred Stock. If upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Company Preferred Stock and any other stock ranking as to any such distribution on a parity with the Company Preferred Stock are not paid in full, the holders of Company Preferred Stock and such other stock shall share ratably in the distribution of all assets available for payment or distribution to stockholders in proportion to the full respective preferential amounts to which they are entitled as provided by the foregoing provisions of this Section 4(A). Upon the completion of the distribution required by this Section 4(A), if assets remain in the Corporation, the holders of the Common Stock of the Corporation together with any other shares ranking junior to the Company Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation shall receive all of the remaining assets of the Corporation.

     (B) For purposes of this Section 4, a liquidation, dissolution, or winding up of the Corporation shall be deemed to occur if the Corporation shall sell, convey or otherwise dispose of all or substantially all of its property or business or merge with or into or consolidate with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Corporation) (such transaction, a “Liquidation Transaction”), provided that none of the following shall be considered a Liquidation Transaction: (i) a merger effected exclusively for the purpose of changing the domicile of the Corporation, (ii) an equity financing (the primary purpose of which is capital raising) in which the Corporation is the surviving corporation, or (iii) a transaction in which the stockholders of the Corporation immediately prior to the transaction own 50% or more of the voting power of the surviving corporation following the transaction in substantially similar proportions.

     (C) In the event of a liquidation, dissolution, or winding up of the Corporation or a Liquidation Transaction as described in Section 4(B) above, if the consideration to be distributed by the Corporation, or to received by the Corporation, is other than cash, such consideration shall be valued at its fair market value, as reasonably determined in good faith by the board of directors of the Corporation. Any securities to be distributed or received shall be valued as follows:

          (i) Securities not subject to investment letter or other similar restrictions on free marketability: (a) if traded on a securities exchange or Nasdaq, the value shall be based on a formula approved by the board of directors and derived from the closing prices of the securities on such exchange or Nasdaq over a period of time to be specified in good faith by the board of directors of the Corporation; (b) if actively traded over-the-counter, the value shall be based on a formula approved in good faith by the board of directors and derived from the closing bid or sales prices (whichever is applicable) of such securities on such exchange or Nasdaq over a period of time to be specified in good faith by the board of directors of the Corporation; and (c) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the board of directors of the Corporation.

          (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as specified above in Section 4(C)(i) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

     (D) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Liquidation Transaction, stating the payment date or dates when, and the place or places where, the amounts distributable to each holder of Company Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than ten (10) days prior to any payment date stated therein, to each holder of shares of

Company Preferred Stock, at the address shown on the books of the Corporation or any transfer agent designated by the Corporation for the Company Preferred Stock.

     Section 5. Conversion. The Company Preferred Stock shall not be convertible into any other securities of the Corporation.

     Section 6. Redemption at the Option of the Holder.

     (A) At any time on or after the first anniversary of the Acquisition Closing Date, any holder of shares Series A-1 Preferred Stock shall be entitled to deliver to the Corporation a written election requiring the Corporation to redeem all or a portion of the shares of Series A-1 Preferred Stock owned of record at such time by such holder. Following receipt by the Corporation of such a written request (a “Redemption Election”), the Corporation shall, to the extent it may lawfully do so, redeem that number of shares specified in the Redemption Election in accordance with the procedures set forth in this Section 6 by making a cash payment to such electing holder (a “Redeeming Holder”) of an amount per share for each share of Series A-1 Preferred Stock to be redeemed equal to (i) $100 (subject to any applicable adjustments set forth in Section 8), plus (ii) all declared or accumulated but unpaid dividends on such share, calculated in accordance with Section 2 hereof from the Acquisition Closing Date to the date on which the Corporation shall have paid all amounts due in respect of such redemption (the “Series A-1 Redemption Price”).

     (B) At any time on or after the second anniversary of the Acquisition Closing Date, any holder of shares Series A-2 Preferred Stock shall be entitled to deliver to the Corporation a written election requiring the Corporation to redeem all or a portion of the shares of Series A-2 Preferred Stock owned of record at such time by such holder. Following receipt by the Corporation of such a Redemption Election, the Corporation shall, to the extent it may lawfully do so, redeem that number of shares specified in the Redemption Election in accordance with the procedures set forth in this Section 6 by making a cash payment to such Redeeming Holder of an amount per share for each share of Series A-2 Preferred Stock to be redeemed equal to (i) $100 (subject to any applicable adjustments set forth in Section 8), plus (ii) all declared or accumulated but unpaid dividends on such share, calculated in accordance with Section 2 hereof from the Acquisition Closing Date to the date on which the Corporation shall have paid all amounts due in respect of such redemption (the “Series A-2 Redemption Price”).

     (C) At any time on or after the first anniversary of the Acquisition Closing Date, any holder of shares Series B-1 Preferred Stock shall be entitled to deliver to the Corporation a written election requiring the Corporation to redeem all or a portion of the shares of Series B-1 Preferred Stock owned of record at such time by such holder. Following receipt by the Corporation of such a written Redemption Election, the Corporation shall, to the extent it may lawfully do so, redeem that number of shares specified in the Redemption Election in accordance with the procedures set forth in this Section 6 by making a cash payment to such Redeeming Holder of an amount per share for each share of Series B-1 Preferred Stock to be redeemed equal to (i) $100 (subject to any applicable adjustments set forth in Section 8), plus (ii) all declared or accumulated but unpaid dividends on such share, calculated in accordance with Section 2 hereof from the Acquisition Closing Date to the date on which the Corporation shall have paid all amounts due in respect of such redemption, plus (iii) in the event that the related Redemption Election shall have been delivered to the Corporation after the conclusion of the Top-Up Period (as defined in Sections 8(B) and 9 below), the Per Share Top-Up Amount (as defined in Sections 8(B) and 9 below), if any (the “Series B-1 Redemption Price”).

     (D) At any time on or after the second anniversary of the Acquisition Closing Date, any holder of shares Series B-2 Preferred Stock shall be entitled to deliver to the Corporation a written election requiring the Corporation to redeem all or a portion of the shares of Series B-2 Preferred Stock owned of record at such time by such holder. Following receipt by the Corporation of such a written Redemption Election, the Corporation shall, to the extent it may lawfully do so, redeem that number of shares specified in the Redemption Election in accordance with the procedures set forth in this Section 6 by making a cash payment to such Redeeming Holder of an amount per share for each share of Series B-2 Preferred Stock to be redeemed equal to (i) $100 (subject to any applicable adjustments set forth in Section 8), plus (ii) all declared or accumulated but unpaid dividends on such share, calculated in accordance with Section 2 hereof from the Acquisition Closing Date to the date on which the Corporation shall have paid all amounts due in respect of such redemption, plus (iii) in the event that the related Redemption Election shall have been delivered to the Corporation after the conclusion of the Top-Up Period, the Per Share Top-Up Amount, if any (the “Series B-2 Redemption Price”).

     (E) The Series A-1 Redemption Price, the Series A-2 Redemption Price, the Series B-1 Redemption Price and the Series B-2 Redemption Price are sometimes interchangeably or collectively referred herein as the “Redemption Price”.

     (F) Within 15 days following its receipt of a Redemption Election, the Corporation shall mail a written notice, first class postage prepaid, to the Redeeming Holder at the address set forth in the Redemption Election (or, in the event that no such address is specified in the Redemption Election, at the address last shown on the records of the Corporation for the Redeeming Holder), notifying the Redeeming Holder of the redemption to be effected, specifying the number of shares eligible to be redeemed from the Redeeming Holder, the date on which the redemption is scheduled to take place, which shall not be more than 25 days after the date on which the Corporation shall receive the applicable Redemption Election, the applicable Redemption Price and the place at which payment may be obtained, and calling upon the Redeeming Holder to surrender to the Corporation, in the manner and at the place designated by the Corporation, the Redeeming Holder’s certificate or certificates representing the shares of Company Preferred Stock to be redeemed (such notice to the Redeeming Holder, the “Redemption Notice”). Following receipt of the Redemption Notice, the Redeeming Holder shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and on the date and at the place designated in the Redemption Notice, and thereupon, and only thereupon, the applicable Redemption Price of such shares shall be paid to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed in accordance with the foregoing, a new certificate shall be issued representing the unredeemed shares.

     (G) The delivery of a Redemption Election by a Redeeming Holder shall be deemed an irrevocable election for the redemption of the shares identified in the Redemption Election. From and after the receipt by the Corporation of any such Redemption Election, unless there shall have been a default in payment of the applicable Redemption Price, whether as a result of a limitation placed on any such redemption by applicable law or as a result of a breach by the Corporation, all rights of the Redeeming Holder (except the right to receive the applicable Redemption Price without interest upon surrender of the applicable share certificate or certificates) shall cease with respect to the shares designated to be redeemed, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Company Preferred Stock following receipt of any Redemption Election are insufficient to redeem the total number of shares of Company Preferred Stock to be redeemed as specified in the Redemption Election, those funds which are legally available will be used to redeem the maximum possible number of such shares. If shares of more than one Redeeming Holder are to be redeemed on any date, those funds which are legally available will be used to redeem the maximum possible number of shares, allocated ratably among the holders of such shares to be redeemed based upon the total Redemption Price applicable to the shares of Company Preferred Stock designated to be redeemed by each Redeeming Holder. The shares of Company Preferred Stock not redeemed for such reason shall remain outstanding and be entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Company Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation was obligated to redeem but which it has not so redeemed.

     Section 7. Redemption at the Option of the Corporation.

     (A) The Corporation may, on any date (a “Corporation Redemption Date”) that is on or after the fourth anniversary of the Acquisition Closing Date and determined by the board of directors (provided that funds are legally available to do so), redeem all or any portion of the shares of Company Preferred Stock that are issued and outstanding on such date by making a cash payment to the record owner of the shares of Company Preferred Stock to be redeemed of an amount per share for each such share of Company Preferred Stock equal to the applicable Redemption Price for such shares.

     (B) At least 15 but no more than 30 days prior to any Corporation Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Company Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Corporation Redemption Date, the applicable Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and on the date and at the place designated, such holder’s certificate or certificates representing the shares to be redeemed (the “Corporation Redemption Notice”). Each holder of Company Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Corporation Redemption Notice, and thereupon the applicable Redemption Price of such shares shall be paid to the order of the Person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     (C) From and after any Corporation Redemption Date, unless there shall have been a default in payment of the applicable Redemption Price, all rights of the holders of shares of Company Preferred Stock designated for redemption in the Corporation Redemption Notice as holders of such Company Preferred Stock (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If funds of the Corporation legally available for redemption of shares of Company Preferred Stock are insufficient to redeem the total number of shares of Company Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the total Redemption Price applicable to each such holder’s shares of Company Preferred Stock which are subject to redemption on such Corporation Redemption Date. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Company Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Corporation Redemption Date but which it has not redeemed.

     (D) If any share certificate representing a share of Company Preferred Stock to be redeemed pursuant to Section 6 or this Section 7 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the stockholder claiming such certificate to be lost, stolen or destroyed and, if required by the Corporation, the posting by such person of a bond, in such reasonable amount as the Corporation may direct as indemnity against any claim that may be made against them with respect to such certificate, the Corporation will pay in exchange for such lost, stolen or destroyed certificate the amount of cash to which the holder thereof is entitled pursuant to this Section 7 or Section 6 above.

     Section 8. Adjustments.

     (A) In case the Corporation shall at any time or from time to time (i) subdivide its outstanding shares of Company Preferred Stock, or, (ii) combine its outstanding shares of Company Preferred Stock into a smaller number of shares, the applicable Redemption Price, in effect immediately prior to such event, shall be proportionately decreased in the case of a subdivision and proportionately increased in the case of combination. Any adjustment under this Section 8(A) shall become effective at the time the subdivision or combination becomes effective.

     (B) If, during the period commencing on the period which shall be ten (10) days following the date on which the Registration Statement (as defined in Section 4.8 of the Acquisition Agreement) shall be declared effective by the Securities and Exchange Commission (the “Commencement Date”) and ending on the first anniversary of the Commencement Date (such one-year period, the “Top-Up Period”) there shall be no ten (10) consecutive trading day period during which average closing sales price per share (rounded to the nearest whole cent) on Nasdaq (as reported in the West Coast edition of The Wall Street Journal, or, if not reported therein, any other authoritative source selected by the Corporation) for the Corporation’s Common Stock is at least $7.00 (as appropriately adjusted to reflect any subdivisions or combinations of the Corporation’s Common Stock during such period), then the Series B-1 Redemption Price and the Series B-2 Redemption Price shall be increased by the Per Share Top-Up Amount (as defined in Section 9 below). Any adjustment under this Section 8(B) shall become effective at the close of business on the Business Day on which the Top-Up Period expires (or if such Top-Up Period expires on a day other than a Business Day, on the first Business Day following the expiration of the Top-Up Period).

     (C) Whenever a Redemption Price for one or more of the Series of Company Preferred Stock is adjusted as herein provided a notice stating that the applicable Redemption Price has been adjusted and setting forth the adjusted applicable Redemption Price shall forthwith be prepared, and as soon as practicable after it is prepared, such notice shall be mailed by the Corporation to each holder of the relevant Series of Company Preferred Stock at its last address as it appears in the stock transfer books of the Corporation; provided, however, that failure by the Corporation to give the notice required by this Section 8(C) shall not prejudice the rights of the holders of Company Preferred Stock and/or the Corporation contained in this Section 8.

     Section 9. Definitions. For purposes of this Certificate of Designation, the following definitions shall apply:

     “Business Day” shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     “Common Stock” shall mean the Corporation’s Common Stock as the same exists at the date of filing of this Certificate of Designation or any other class of stock resulting from successive changes or reclassifications of such Common Stock.

     “Per Share Top-Up Amount” shall mean the Top-Up Amount divided by 9,736, representing the number of shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock issued pursuant to the terms of the Acquisition Agreement (as such number shall be adjusted from time to time pursuant to any subdivision or combination of the outstanding shares of the Series B-1 Preferred Stock and Series B-2 Preferred Stock pursuant to Section 8(A)).

     “Top-Up Amount” shall mean the number that is equal to (A) $54,200,000 minus (B) the greater of (i) $37,960,000 and (ii) the Transaction Value.

     “Trading Day” shall mean a day on which Nasdaq (or any successor market on which the is open for the transaction of business.

     “Transaction Value” shall mean the number that is equal to the sum of (A) 5,600,000 multiplied by the highest average closing sale price per share of the Corporation’s Common Stock (rounded to the nearest whole cent) on Nasdaq (as reported in the West Coast edition of The Wall Street Journal, or, if not reported therein, any other authoritative source selected by the Corporation) for any ten (10) consecutive trading day period during the Top-Up Period, plus (B) $15,000,000.

     “Person” shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     “Subsidiary”, when used with respect to the Corporation, shall mean a corporation, a majority of the outstanding voting securities of which is owned, directly or indirectly, by the Corporation by one or more other Subsidiaries or by the Corporation and one or more other Subsidiaries.

     Section 10. Ranking; Retirement of Shares.

     (A) The Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B-1 Preferred Stock and the Series B-2 Preferred Stock shall rank, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, pari passu with each other and senior to the Common Stock.

     (B) Any shares of Company Preferred Stock acquired by the Corporation by reason of the redemption of such shares as provided by this Certificate of Designation or otherwise so acquired, shall be retired as shares of Company Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock, $0.001 par value per share, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.

     Section 11. Miscellaneous.

     (A) All notices referred to herein shall be in writing, and, unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designation, all notices hereunder shall be deemed to have been given if delivered personally or sent by registered mail, telex or telecopy (and promptly confirmed by certified mail, return receipt requested) earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered mail with postage prepaid, addressed: (i) if to the Corporation, to its office at 47071 Bayside Parkway, Fremont, California 94538 (Attention: Secretary), or (ii) if to the holder of Company Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Company Preferred Stock), or (iii) to such other address as the Corporation or such holder, as the case may be, shall have designated by notice similarly given.

     (B) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Company Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Company Preferred Stock in a name other than that in which the shares of Company Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

     (C) In the event that, upon redemption, the holder of shares of Company Preferred Stock so redeemed shall not by written notice designate the name of the payee for such redemption and the address to which any redemption payment should be sent, any such payment shall be made in the name of the holder of such Company Preferred Stock as shown on the records of the Corporation and sent to the address of such holder shown on the records of the Corporation or any transfer agent for the Company Preferred Stock.

     (D) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Company Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Company Preferred Stock (or the relevant Series thereof).